                                                                    EXHIBIT 4.37

                     RESOLVED, that the transaction negotiated with Lehman
              Brothers Inc. for the purchase from Union Electric Company (the "Company") of $65,500,000 aggregate principal amount of the Company's SKIS (as defined herein), to be issued pursuant to an Indenture (For Unsecured Subordinated Debt Securities) dated as of December 1, 1996 (the "Subordinated Indenture") from the Company to Boatmen's Trust Company, as trustee (the "Subordinated Indenture Trustee"), which transaction provides for an interest rate to be borne by the securities of 7.69%, is hereby approved and accepted and the execution and delivery of the Subordinated Indenture be and hereby is approved, ratified and confirmed; that the execution and delivery of the Underwriting Agreement dated December 10, 1996 by the officers of the Company, providing for a consideration of $64,845,000 to be paid to the Company for the SKIS, be and hereby is approved, ratified and confirmed; and such officers be and hereby are authorized to take all such further actions as they may deem necessary or desirable in order to carry into effect the terms and provisions of such Subordinated Indenture and Underwriting Agreement.

                     RESOLVED, that:

                     (i) the securities to be issued under the Subordinated Indenture shall be designated "7.69% Subordinated Capital Income Securities (Series A Subordinated Deferrable Interest Debentures)" (the "SKIS"); all capitalized terms used in these resolutions and not defined herein shall have the meaning set forth in the Subordinated Indenture;

                     (ii) the SKIS shall be limited in aggregate principal amount to $65,500,000 at any time Outstanding;

                     (iii) the SKIS shall mature and the principal thereof shall be due and payable on December 15, 2036, together with all accrued and unpaid interest thereon to, but not including, such date;

                     (iv) the SKIS shall bear interest from the date of original issuance (which is anticipated to be December 16, 1996) at the rate of 7.69% per annum payable semi-annually in arrears on June 15 and December 15 of each year (each, an "Interest Payment Date") commencing June 15, 1997. The amount of interest payable for any such period will be computed on the basis of a 360-day year of twelve 30-day months. Interest on the SKIS will accrue from the date of original issuance but if interest has been paid on such SKIS, then from the most recent Interest Payment Date through which interest has been paid. In the event that any Interest Payment Date is not a Business Day, then payment of interest payable on such date will be made on the next succeeding date which is a Business Day (and without any interest or other payment in respect of such delay), with the same force and effect as if made on such Interest Payment Date;

                     (v) each installment of interest on the SKIS shall be payable to the Person in whose name such SKIS are registered at the close of business on the Business Day next preceding the corresponding Interest Payment Date
                     (the "Regular Record Date") for the SKIS. Any installment of interest on the SKIS not punctually paid or duly provided for shall forthwith cease to be payable to the Holders on such Regular Record Date, and may be paid to the person in whose name the SKIS is registered at the close of business on a Special Record Date to be fixed by the Subordinated Indenture Trustee for the payment of such defaulted interest, notice whereof shall be given to the Holders of the SKIS not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the SKIS may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Subordinated Indenture;

                     (vi) the principal and each installment of interest on the SKIS shall be payable at the office or agency of the Company in St. Louis, Missouri. For so long as the SKIS are registered in the name of The Depository Trust Company ("DTC") or its nominee, the principal and the interest due on the SKIS will be payable by the Company or its agent to DTC for payment to its participants for subsequent disbursement to beneficial owners. The Company will initially be the Paying Agent and the Registrar for the SKIS;

                     (vii) the SKIS will not be redeemable prior to December 15, 2006; thereafter, the SKIS will be redeemable at the option of the Company, in whole or in part, at any time on or after December 15, 2006 at the following redemption prices (in each case expressed in percentages of principal amount):

           If Redeemed During 12 Month Period                         Redemption
           Beginning December 15                                        Price


              2006   . . . . . . . . . . .                              103.845%
              2007   . . . . . . . . . . .                              103.461%
              2008   . . . . . . . . . . .                              103.076%
              2009   . . . . . . . . . . .                              102.692%
              2010   . . . . . . . . . . .                              102.307%
              2011   . . . . . . . . . . .                              101.923%
              2012   . . . . . . . . . . .                              101.538%
              2013   . . . . . . . . . . .                              101.154%
              2014   . . . . . . . . . . .                              100.769%
              2015   . . . . . . . . . . .                              100.385%
              2016 and thereafter    . . .                              100.000%


                     in each case, upon not less than 30 nor more than 60 days' notice, together with accrued interest to, but not including, the date fixed for redemption;

                     (viii) so long as any SKIS are Outstanding, the failure of the Company to pay interest on any SKIS within 60 days after the same becomes due and payable (whether or not payment is prohibited by the provisions of Article Fifteen of the Subordinated Indenture) shall constitute an Event of Default; provided, however, that a valid extension of the interest payment period by the Company as contemplated in Section 312 of the Subordinated Indenture and paragraph
                     (ix) of these Board Resolutions shall not constitute a failure to pay interest for this purpose;

                     (ix) pursuant to Section 312 of the Subordinated Indenture, the Company shall have the right, at any time and from time to time during the term of the SKIS, to extend the interest payment period to a period not exceeding 10 consecutive semi- annual periods (an "Extended Interest Payment Period"), and at the end of such Extended Interest Payment Period, the Company shall pay all interest accrued and unpaid (together with interest thereon at the same rate as specified for the SKIS to the extent permitted by applicable law) through the last day of such Extended Interest Payment Period provided that if any principal amount of the SKIS is paid on such day, then not including interest for such day with respect to such amount; provided, however, that during such Extended Interest Payment Period, the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period together with all such previous and further extensions thereof may not exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the SKIS. Upon the termination of any Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable;

                     (x) the Company shall give the Holders of the SKIS and the Subordinated Indenture Trustee written notice of its selection of such Extended Interest Payment Period ten
                     (10) Business Days prior to the earlier of (i) the next succeeding Interest Payment Date and (ii) the date the Company is required to give notice to Holders of the SKIS (or, if applicable, to the New York Stock Exchange or other applicable self-regulatory organization) of the record or payment date of such interest payment, but in any event not less than two Business Days prior to such record date. The semi-annual period in which any notice is given pursuant to this paragraph shall constitute one of the 10 semi-annual periods which comprise the maximum Extended Interest Payment Period;

                     (xi) the SKIS will be originally issued in global form payable to Cede & Co., and will, unless and until the SKIS are exchanged in whole or in part for certificated SKIS registered in the names of the various beneficial holders thereof, contain restrictions on transfer, substantially as described in the form of SKIS; and

                     (xii) the SKIS shall have such other terms and provisions as are provided in the form of subordinated debt security attached hereto and made a part hereof, and shall be issued in such form.

                      [FORM OF SUBORDINATED DEBT SECURITY]

No. 1
Cusip No. _________________

          (See legend at the end of this Security for restrictions on transferability and change of form)

                             UNION ELECTRIC COMPANY

                  ____% SUBORDINATED CAPITAL INCOME SECURITIES
             (SERIES A SUBORDINATED DEFERRABLE INTEREST DEBENTURES)

     UNION ELECTRIC COMPANY, a corporation duly organized and existing under the laws of the State of Missouri (herein referred to as the "Company," which term includes any successor Person under the Indenture), for value received, hereby promises to pay CEDE & CO., or registered assigns, the principal sum of SIXTY-FIVE MILLION FIVE HUNDRED THOUSAND DOLLARS on December 15, 2036, to pay interest on said principal sum from December 16, 1996 or from the most recent Interest Payment Date through which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 of each year, commencing June 15, 1997 at the rate of ____% per annum to, but not including, the date on which the principal hereof is paid or made available for payment. The amount of interest payable on any Interest Payment Date shall be computed on the basis of a 360-day year of twelve 30-day months. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the Business Day next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture referred to herein.

     Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in St. Louis, Missouri, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

     Reference is hereby made to the further provisions of this Security set forth herein, which further provisions for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to herein by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                                   UNION ELECTRIC COMPANY


                                                   By:____________________

ATTEST:

_______________________________________


                         CERTIFICATE OF AUTHENTICATION

Dated:

     This is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

                                             BOATMEN'S TRUST COMPANY, as Trustee


                                             By:_________________________
                                                   Authorized Signatory

ILLINOIS COMMERCE COMMISSION
Identification No. 5968

     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities") issued and to be issued in one or more series under an Indenture, dated as of December 1, 1996, as amended (herein called the "Indenture," which term shall have the meaning assigned to it in such instrument), between the Company and Boatmen's Trust Company, as Trustee (herein called the Trustee, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, including the Board Resolutions filed with the Trustee on December 11, 1996 creating the series designated on the face hereof, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $65,500,000.

     The Securities of this series are not subject to redemption prior to December 15, 2006; thereafter, the Securities of this series are subject to redemption upon not less than 30 nor more than 60 days' notice by mail, at any time on or after December 15, 2006 as a whole or in part, at the election of the Company, at the following Redemption Prices (in each case expressed in percentages of principal amount):


            If Redeemed During 12 Month Period                       Redemption
                      Beginning December 15                          Price

                 2006   . . . . . . . . . . . . .                            %
                 2007   . . . . . . . . . . . . .
                 2008   . . . . . . . . . . . . .
                 2009   . . . . . . . . . . . . .
                 2010   . . . . . . . . . . . . .
                 2011   . . . . . . . . . . . . .
                 2012   . . . . . . . . . . . . .
                 2013   . . . . . . . . . . . . .
                 2014   . . . . . . . . . . . . .
                 2015   . . . . . . . . . . . . .
               2016 and thereafter  . . . . . . .                         100%


together in the case of any such redemption with accrued interest to, but not including, the Redemption Date, but interest installments whose Stated Maturity is on or prior to such Redemption Date will be payable to the Holder of such Security, or one or more Predecessor Securities, of record at the close of business on the related Regular Record Date referred to on the face hereof, all as provided in the Indenture.

     In the event of redemption of this Security in part only, a new Security or Securities of this series and of like tenor for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination so provided and (c) appoints the Trustee his or her attorney-in-fact for any and all such purposes. Each Holder hereof, by his or her acceptance hereof, hereby waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such Holder upon said provisions.

     The Indenture contains provisions for defeasance at any time of the entire indebtedness of this Security upon compliance with certain conditions set forth in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than a majority in aggregate principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in aggregate principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon on or after the respective due dates expressed herein.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

     The Company shall have the right at any time and from time to time during the term of the Securities of this series to extend the interest payment period to a period not exceeding 10 consecutive semi-annual periods (an "Extended Interest Payment Period"), and at the end of such Extended Interest Payment Period, the Company shall pay all interest then accrued and unpaid (together with interest thereon at the same rate as specified for the Securities of this series to the extent permitted by applicable law) through the last day of such Extended Interest Payment Period provided that if any principal amount of this Security is paid on such day, then not including interest for such day with respect to such principal amount; provided, however, that during such Extended Interest Payment Period the Company shall not declare or pay any dividend on, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock or make any guarantee payments with respect to the foregoing. Prior to the termination of any such Extended Interest Payment Period, the Company may further extend the interest payment period, provided that such Extended Interest Payment Period, together with all such previous and further extensions thereof, may not exceed 10 consecutive semi-annual periods or extend beyond the Stated Maturity of the Securities of this series. Upon the termination of any such Extended Interest Payment Period and the payment of all amounts then due, the Company may select a new Extended Interest Payment Period, subject to the above requirements. No interest during an Extended Interest Payment Period, except at the end thereof, shall be due and payable. The Company shall give the Holder of this Security notice of its selection of such Extended Interest Payment Period as provided in the Indenture.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor and of authorized denominations, as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     The Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

                                     LEGEND

     Unless and until this Security is exchanged in whole or in part for certificated Securities registered in the names of the various beneficial holders hereof as then certified to the Trustee by The Depository Trust Company or its successor (the "Depositary"), this Security may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     Unless this certificate is presented by an authorized representative of the Depositary to the Company or its agent for registration of transfer, exchange or payment, and any certificates to be issued is registered in the name of Cede & Co., or such other name as requested by an authorized representative of the Depositary and any amount payable thereunder is made payable to Cede & Co., or such other name, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

     This Security may be exchanged for certificated Securities registered in the names of the various beneficial owners hereof if (a) the Depositary is at any time unwilling or unable to continue as depositary and a successor depositary is not appointed by the Company within 90 days, or (b) the Company elects to issue certificated Securities to beneficial owners (as certified to the Company by the Depositary).